UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 7, 2005


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                       000-22855                  95-4780218
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


       12224 Montague Street
            Pacoima, CA                                             91331
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)
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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective October 3, 2005, American Soil Technologies, Inc. (the "Company") and Hortus, Ltd. ("Hortus") executed an agreement for advertising and marketing of the Company's product known as Nutrimoist in conjunction with media associated with P. Allen Smith.

The Agreement provides that Hortus will cause P. Allen Smith to use Nutrimoist products in various media to consumers in which P. Allen Smith appears, including, when appropriate appearances on local and national television programs, magazine articles, books, and internet related media.

Specifically, the Company's Nutrimoist products will receive the following exposure under the Agreement:

(a) Nutrimoist products will receive a 30-second commercial each week for 52 consecutive weeks on P. Allen Smith's syndicated television series, "P. Allen Smith Gardens."

(b) Hortus will produce a 30-second commercial featuring Nutrimoist products in use in various applications for airing in the "P. Allen Smith Gardens" television series.

(c) Nutrimoist products will receive a ten-second sponsorship billboard for 13 weeks in connection with the syndicated television series.

(d) Hortus will create gardening content using Nutrimoist products in "P. Allen Smith's Gardens" that will appear a minimum of 12 times in a 12 month period in the syndicated series.

(e) Nutrimoist products will appear in various episodes of the public television series, "P. Allen Smith's Garden Home." The brand name "Nutrimoist" will appear in the onscreen credits of the episodes in which the product is used.

(f) Nutrimoist products will be featured on P. Allen Smith segments on The Weather Channel.

(g) Nutrimoist products will be featured in "Product Picks" or similarly named section of pallensmith.com.

(h) Nutrimoist products will receive 52-weeks-per-year presence on pallensmith.com.

(i) Nutrimoist products will receive an ad in the P. Allen Smith online newsletter ten times per year.

(j) When appropriate, Nutrimoist products may be featured in Cottage Living, a magazine in which P. Allen Smith is currently Senior Gardening Contributing Editor. Additionally, P. Allen Smith will submit Nutrimoist to be listed in the "Find It Fast" source guide, with use at the discretion of Cottage Living editors.

(k) When appropriate, Nutrimoist products may be featured in the articles that
P. Allen Smith currently contributes to Woman's Day magazine, and P. Allen Smith will make best efforts to mention Nutrimoist products and will submit brand name mentions for source listings.

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(l) When appropriate, Nutrimoist products may be mentioned in Woman's Day Garden and Deck Design, a quarterly special interest publication about outdoor living.
P. Allen Smith will make best efforts to mention Nutrimoist products and will submit brand name mentions for source listings.

(m) Nutrimoist will be included as a sponsor of P. Allen Smith "Colors For Your Garden Home" book tour. The Nutrimoist products, if supplied by the Company, will be used in the color demonstrations during the tour's speaking engagement and media appearances to promote the book.

(n) Hortus will use its best efforts to obtain product placement of Nutrimoist products in AOL Living Home.

The Company will pay Hortus a total of $225,000, payable in three installments as follows: $50,000 shall be paid within 30 days of the Agreement; $87,500 shall be paid on January 1, 2006; and $87,500 shall be paid on May 1, 2006.

The Agreement has a term of one year with mutual options to renew for additional periods of two years each on the same terms.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement.

On October 6, 2005, the Company issued a press release regarding this Agreement. The text of the press release is included as Exhibit 99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) The following exhibit is being furnished herewith:


     Exhibit No.                   Exhibit Description
     -----------                   -------------------
        99.1 Press release text of American Soil Technologies, Inc., dated October 7, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 7, 2005                 AMERICAN SOIL TECHNOLOGIES, INC.


                                       By: /s/ Carl P. Ranno
                                          --------------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President

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